KeyCorp Acquisition of First Niagara Financial Group October 30, 2015 Better Together Exhibit 99.2

FORWARD-LOOKING STATEMENTS AND ADDITIONAL
INFORMATION DISCLOSURE
This
communication
contains
forward-looking
statements
within
the
meaning
of
the
Private
Securities
Litigation
Reform
Act
of
1995
including,
but
not
limited
to,
KeyCorp’s
and
First
Niagara’s
expectations
or
predictions
of
future
financial
or
business
performance
or
conditions.
Forward-looking
statements
are
typically
identified
by
words
such
as
“believe,”
“expect,”
“anticipate,”
“intend,”
“target,”
“estimate,”
“continue,”
“positions,”
“plan,”
“predict,”
“project,”
“forecast,”
“guidance,”
“goal,”
“objective,”
“prospects,”
“possible”
or
“potential,”
by
future
conditional
verbs
such
as
“assume,”
“will,”
“would,”
“should,”
“could”
or
“may”,
or
by
variations
of
such
words
or
by
similar
expressions.
These
forward-looking
statements
are
subject
to
numerous
assumptions,
risks
and
uncertainties,
which
change
over
time.
Forward-looking
statements
speak
only
as
of
the
date
they
are
made
and
we
assume
no
duty
to
update
forward-looking
statements.
Actual
results
may
differ
materially
from
current
projections.
In
addition
to
factors
previously
disclosed
in
KeyCorp’s
and
First
Niagara’s
reports
filed
with
the
SEC
and
those
identified
elsewhere
in
this
communication,
the
following
factors,
among
others,
could
cause
actual
results
to
differ
materially
from
forward-looking
statements
or
historical
performance:
ability
to
obtain
regulatory
approvals
and
meet
other
closing
conditions
to
the
merger,
including
approval
by
KeyCorp
and
First
Niagara
shareholders
on
the
expected
terms
and
schedule,
including
the
risk
that
regulatory
approvals
required
for
the
merger
are
not
obtained
or
are
obtained
subject
to
conditions
that
are
not
anticipated;
delay
in
closing
the
merger;
difficulties
and
delays
in
integrating
the
First
Niagara
business
or
fully
realizing
cost
savings
and
other
benefits;
business
disruption
following
the
merger;
changes
in
asset
quality
and
credit
risk;
the
inability
to
sustain
revenue
and
earnings
growth;
changes
in
interest
rates
and
capital
markets;
inflation;
customer
acceptance
of
KeyCorp’s
products
and
services;
customer
borrowing,
repayment,
investment
and
deposit
practices;
customer
disintermediation;
the
introduction,
withdrawal,
success
and
timing
of
business
initiatives;
competitive
conditions;
the
inability
to
realize
cost
savings
or
revenues
or
to
implement
integration
plans
and
other
consequences
associated
with
mergers,
acquisitions
and
divestitures;
economic
conditions;
and
the
impact,
extent
and
timing
of
technological
changes,
capital
management
activities,
and
other
actions
of
the
Federal
Reserve
Board
and
legislative
and
regulatory
actions
and
reforms.
Annualized,
pro
forma,
projected
and
estimated
numbers
are
used
for
illustrative
purpose
only,
are
not
forecasts
and
may
not
reflect
actual
results.
This
presentation
also
includes
certain
non-GAAP
financial
measures
related
to
“tangible
common
equity,”
“Common
Equity
Tier
1,”
“Tier

common
equity,”
“pre-provision
net
revenue,”
and
“cash
efficiency
ratio.”
Management
believes
these
ratios
may
assist
investors,
analysts
and
regulators
in
analyzing
Key’s
financials.
Although
Key
has
procedures
in
place
to
ensure
that
these
measures
are
calculated
using
the
appropriate
GAAP
or
regulatory
components,
they
have
limitations
as
analytical
tools
and
should
not
be
considered
in
isolation,
or
as
a
substitute
for
analysis
of
results
under
GAAP.
For
more
information
on
these
calculations
and
to
view
the
reconciliations
to
the
most
comparable
GAAP
measures,
please
refer
to
our
most
recent
earnings
press
release.

Better
Together

Shelby_Sales-Presentation_150928_v5.pptx\28 SEP 2015\6:59 PM\11
A Compelling Strategic Opportunity
(a)
Upon full realization of cost savings (FY2018); no revenue synergies assumed
(b)
MSA denotes Metropolitan Statistical Area
Better
Together
Strengthens
Franchise
Strengthens
Franchise
Leverages
Complementary
Business Models
Leverages
Complementary
Business Models
Generates
Attractive
Financial
Returns
Generates
Attractive
Financial
Returns
Strengthens core operating and financial metrics
(a)
Creates leading bank in Upstate New York with a strong presence across the Northeast, Midwest and Pacific Northwest
Builds on Key’s brand and presence in shared markets with complementary new markets
–
Leading position in MSAs
(b)
of Buffalo, Albany, Syracuse and Rochester
–
Establishes Key’s presence in attractive MSAs
(Pittsburgh, Philadelphia, Hartford, New Haven)
EPS accretion of 5%
(a)
IRR approximates 15% and ROIC exceeds 10%
Expected cost savings of $400 million create $2.8 billion of shareholder value
Drives revenue synergies by deploying stronger combined product set into existing client relationships
Efficient use of capital –
capital ratios remain strong
Significant revenue opportunity by delivering broader suite of products to new and existing clients
–
KEY:  commercial payments; capital markets; commercial mortgage; private banking and investments
–
FNFG:  residential mortgage; indirect auto lending; retail and commercial insurance brokerage
Complementary business mix creates a more balanced franchise across consumer and commercial businesses
Powerful combination creates high-performing regional bank with compelling shareholder returns
13   Largest U.S. Commercial Bank
$135 billion assets
$100 billion deposits
–
Increases ROTCE by ~200 bps
–
Cash efficiency ratio improves by ~300 bps
–
Adds one million clients and $25 billion of core deposits
th
(b)

•
Operates similar businesses in attractive,
core and contiguous markets to Key
–
Banking segment is 95% of FNFG
revenue
–
~65% of First Niagara’s core deposits
are in its New York markets --
all known
and core to Key
–
One million clients and more than $14B
in commercial loan balances
–
Strong risk culture
•
Compatible culture with Key
–
Focused on clients and communities
Company Overview (3Q15)
Company Overview (3Q15)
Branch Footprint
Branch Footprint
Loan Portfolio (3Q15)
Loan Portfolio (3Q15)
394 Branches | $29B Deposits
43 | $2.1B
58 | $2.8B
52 | $10.3B
20 | $1.4B
31 | $2.2B
35 | $1.9B
27 | $1.8B
Better
Together
Company
Company
Financial
Financial
Business
Profile
Business
Profile
•
Headquarters: Buffalo, NY
•
Employees: 5,397
•
Branches: 394
•
Revenue (LTM)
(a)
: $1.4B
•
Assets: $39B
•
Loans: $23B
•
Deposits: $29B

Overview of First Niagara
(a) LTM denotes last twelve months
$23.4B
$ in billions
Commercial &
Industrial
($6.0)
Residential
Real Estate
($6.3)
Other
Consumer
($2.8)
Commercial
Real Estate
($8.3)

Attractive Transaction Economics
Better
Together
•
$4.1 billion in aggregate consideration
–
First Niagara shareholders receive 0.68 Key shares and $2.30 in cash for each FNFG common share
–
Implied value of $11.40
per FNFG common share, based on Key’s closing share price as of October 29
•
Transaction metrics in-line with precedent transactions
–
P / TBV: 1.7x
Core deposit premium: 6.7%
P / 2016E EPS: 18.7x
P / 2016E EPS (with synergies):  8.5x
Key Transaction
Terms
Key Transaction
Terms
Financial
Impact
Financial
Impact
•
Generates compelling financial metrics
–
Increases ROTCE by ~200 bps
–
Cash efficiency ratio improves by ~300 bps, driven by $400 million in annual cost savings
–
EPS accretion of 5%
–
IRR approximates 15% and ROIC exceeds 10%
–
Tangible book value dilution of ~12%
•
Drives revenue synergies by deploying stronger combined product set to existing clients
•
Efficient use of capital –
capital ratios remain strong
•
Increases scale of Key by ~40% in loans; deposits; total assets
(a) Upon full realization of cost savings (FY2018); no revenue synergies assumed
Financial
Assumptions
Financial
Assumptions
•
Cost savings of $400 million pre-tax, or ~40% of FNFG’s current noninterest expense
•
Meaningful revenue synergies identified, but not included in financial analysis
•
Merger and integration costs of approximately $550 million pre-tax
•
Purchase accounting adjustments include ~3% loan mark and ~1.5% core deposit intangible
•
Key’s existing share repurchase program suspended until closing of transaction; no change to
Key’s dividend plans, including anticipated increase to $0.085 per share in 2Q16
–
Key anticipates requesting resumption of share repurchase activity in our 2016 CCAR submission
•
Expected closing in 3Q16, subject to shareholder approval from Key and First Niagara and customary regulatory approvals
(a)

Combined Company Uniquely Positioned to Unlock Value

High Growth Markets
High Growth Markets
Three Million Clients
Three Million Clients
High Density Markets
High Density Markets
Commercial payments
Retail banking (branch; card; auto; etc.)
Private banking
Residential mortgage
Indirect auto lending
Insurance brokerage
Small business banking
Business banking
Commercial banking
Asset-based lending
Equipment finance
Commercial mortgage banking & servicing
Investment banking (mid market/industry focus)
Leading market presence across the I-90 corridor from
Toledo, OH to Albany, NY
Top 5 branch share in Seattle, Denver, Portland, Salt Lake
City and Boise –
all growing faster than national average
Broad, Complementary Product Capabilities
Broad, Complementary Product Capabilities
Complementary products provide extensive client cross-sell and revenue growth opportunities
Compelling Franchise and Capabilities
Attractive Geographic Footprint
Attractive Geographic Footprint
Complementary Product Offering
Complementary Product Offering
Better
Together

Quebec
Ottawa
Laval
Montreal
MAINE
VERMONT
Adirondack Park
NEW HAMPSHIRE
Toronto
Hamilton
Markham
Oshawa
Barrie
NEW YORK
MASSACHUSETTS
Manchester
Lowell
Boston
Nantucket
New Haven
Newark
Smithtown
New York
PENNSYLVANIA
Harrisburg
Trenton
Philadelphia

Strengthens Position in Attractive Northeast Markets

Source: SNL Financial; data as of June 2015
(a)
Excludes any potential deposit divestiture; all figures cap all branches at $250MM to adjust for commercial and headquarters deposits; MSA rankings reflect total deposit rankings
(b)
Northeast region defined as Connecticut, Maine, Massachusetts, New York, Pennsylvania and Vermont
Better
Together
Pro Forma Branch Footprint
Pro Forma Branch Footprint
Leading Retail Presence in Upstate NY
(a)
Leading Retail Presence in Upstate NY
(a)
3.3
4.7
8.0
KEY
FNFG
Pro Forma
1.7
2.2
3.9
KEY
FNFG
Pro Forma
1.1
1.4
2.5
KEY
FNFG
Pro Forma
$ in billions
Buffalo, NY
Buffalo, NY
Albany, NY
Albany, NY
Rochester, NY
Rochester, NY
Syracuse, NY
Syracuse, NY
KEY
FNFG
#3
#2
#1
#4
#2
#1
#6
#5
#1
#4
#6
#1
Leading Position from
Toledo to Albany
Leading Market Share
Banks Outperform
Shared Market Presence Accelerates
Value Realization
•
Combination creates the 13
largest U.S. commercial bank
•
Approximately $50 billion in deposits and nearly 700
branches in the Northeast, representing approximately half
of the combined national franchise
(b)
1.1
0.8
1.9
KEY
FNFG
Pro Forma
th

Enhanced Product Capabilities Drive Value
Traditional Bank Products
Traditional Bank Products
Capital Markets Capabilities
Capital Markets Capabilities
Deposits & payments
Loans
Wealth management &
private banking
Equipment
finance
Commercial mortgage
banking
Derivatives & foreign
exchange
Equity capital markets
Equity research
M&A /
financial sponsors /
leveraged finance
Investment grade &
high-yield debt
Loan syndications
Public finance
Consumer          Energy          Healthcare         Industrial         Public Sector         Real Estate        Technology
Consumer          Energy          Healthcare         Industrial         Public Sector         Real Estate        Technology
…as well as deep industry expertise…
Key has broad product capabilities…
4% Y-o-Y average loan
growth
$39 B in AUM
$70 B deposits at 15 bps
#3 bank-owned equipment
finance co. by new business
volume
(a)
#3 commercial mortgage
servicer (master/primary)
(b)
>125 M&A deals completed
since 2011
106 transactions, raising
$96 B YTD15
Rates, commodity &
currency solutions
144 transactions, raising $
49 B YTD15
55 transactions, raising
$22 B YTD15
759 companies under
coverage
>140 transactions, raising
$27 B YTD15
1
2
…that can be deployed against our common targeted client and prospect base (middle market businesses and their owners)…
3
…Driving Meaningful Opportunities to Acquire and Expand Client Relationships
Note: Data as of 3Q15 unless otherwise noted
(a)
Source: Monitor Bank 100; ranking based on new business volume as of FY14
(b)
Source: Mortgage Bankers Association year-end 2014 rankings
Better
Together
$10
$50
$1,500
$2,000
Commercial client revenue size ($MM)
$25
$100
$250
$500
KEY Focus
FNFG
Focus

➔

NPV of Synergies

($ in millions)
Cost Savings After
Value at
After
NPV of Synergies
NPV of Synergies / Deal Value (%)

Significant Value Created from Cost Savings
Unlocked value from cost synergies provides strong upside for shareholders
•
High degree of market overlap accelerates benefit realization
–
> 30% of FNFG branches within two miles of a Key branch
•
FNFG’s technology infrastructure largely outsourced
Key has opportunity to
efficiently
scale our existing platform
Summary
Summary
Note:  Analysis assumes effective tax rate of 35%
Better
Together
KEY / First
Niagara
-Tax
$260
12x
3,120
-tax Restructuring Charges
(358)
$2,762
67%
Total Deal Value
Synergies
~67%
$2.8B
$4.1B

Substantial Revenue Growth Potential
Comparative Revenue Productivity (Key’s Business Bank, Middle Market & Commercial Real Estate vs. FNFG)
Comparative Revenue Productivity (Key’s Business Bank, Middle Market & Commercial Real Estate vs. FNFG)
Commercial Deposits /
Loan Commitments
Commercial Deposits /
Loan Commitments
Payments Fee Income /
Loan Commitments
Payments Fee Income /
Loan Commitments
Investment Management Fees
/  Consumer Household
Investment Management Fees
/  Consumer Household
Insurance Revenue / Client
Insurance Revenue / Client
~3x
~2x
~3x
~50x
Better
Together
Opportunity to drive revenue growth by delivering broader suite of products to new and existing clients
•
All transaction return metrics presented herein exclude the benefit of revenue synergies

Complementary products provide significant potential to expand revenue across our collective client base

Better
Together
FY18 Financial Performance Metrics
FY18 Financial Performance Metrics
Key
Pro
Forma
Key
Pro
Forma
Key
Pro
Forma
> 300 bps
> 200 bps
~5%

Attractive Financial Impact
The First Niagara acquisition generates compelling financial returns for Key
•
IRR approximates 15% and ROIC exceeds 10%
•
Meaningful improvement in efficiency and profitability metrics
Note:  Above figures depict consensus International Brokers’ Estimate System estimates (I/B/E/S) FY18 estimates for Key and First Niagara, adjusted for the transaction and $400MM in annual cost savings.  No revenue synergies assumed

Strong Pro Forma Capital Position
The acquisition is an efficient use of capital –
Key’s capital ratios remain strong
•
Key is well-positioned for 2016 CCAR submission and additional capital actions
CET1 Ratio (%)
(a)(b)(c)
CET1 Ratio (%)
(a)(b)(c)
Tier 1 Ratio (%)
(a)(b)
Tier 1 Ratio (%)
(a)(b)
Leverage Ratio (%)
(a)(b)
Leverage Ratio (%)
(a)(b)
10.5
~9.5
KEY
Current
Pro Forma
Est. at Close
10.9
~10.0
KEY
Current
Pro Forma
Est. at Close
10.7
~9.5
KEY
Current
Pro Forma
Est. at Close
Better
Together
(a)
Non-GAAP measure
(b)
9-30-15 ratio is estimated
(c)
The final Basel III capital framework rules, effective January 1, 2015 for Key, introduced a new capital measure, “Common Equity Tier 1” (CET1)

Disciplined Diligence and Integration Approach
Thorough Due
Diligence Process
Thorough Due
Diligence Process
•
-Comprehensive, executive-led due diligence process involving more than 300 employees of both Key and First Niagara
•
-Organized teams across focus diligence areas led by senior leaders with support from functional experts and external advisors
•
--Extensive credit diligence, including thorough loan file review
–
Reviewed loans to more than 1,100 borrowers representing ~50% of First Niagara’s total commitments
–
Balanced review of commercial and consumer loan portfolios, including top credit relationships and all substandard loans > $250k
•
Holistic risk assessment across all major risk categories, including compliance and legal;
operational; model; market; credit; rate; and strategic risks
Disciplined Integration
Approach
Disciplined Integration
Approach
•
Key has the management resources and infrastructure to acquire and integrate First Niagara seamlessly into our Company
•
Familiarity with First Niagara’s businesses and markets will accelerate Key’s ability to integrate successfully
•
Key’s technology and operations infrastructure is scalable and can efficiently leverage the incremental volume and activity generated by the transaction
•
Core integration leadership team has significant prior M&A integration experience
–
Integration team will be led by Chris Gorman, President of Key Corporate Bank, and staffed with representatives from both Key and First Niagara
Better
Together

neighbors make the difference

DiversityInc 2014 TOP 50 COMPANIES FOR DIVERSITY

Top 50 MOST COMMUNITY-MINDED COMPANY WINNER CIVIC 50

HUMAN RIGHTS CAMPAIGN

Money BEST BANKS 2015-2016

Best Bank in the Northeast

Our Mission: Helping Clients and Communities Thrive
Strong commitment to our communities
Key and FNFG have award winning cultures of philanthropy,
community development and civic service
–
$30 million dollars given annually to nonprofit organizations
–
Nearly $5 billion combined in lending and investments supporting underserved individuals and communities
–
Over 500,000 employee volunteer hours in the past three years
One of America’s Most Community-minded Companies
(The Civic 50)
Diversity Inc. “Top 50” company
7x winner: “One of the Best Places to Work”
(Corporate Equality Index, Human Rights Campaign)
FNFG selected as “Best Bank in the Northeast” by Money
magazine
Corporate Responsibility is Important to the Communities That We So Proudly Serve
Corporate Responsibility is Important to the Communities That We So Proudly Serve
Better
Together

Shelby_Sales-Presentation_150928_v5.pptx\28 SEP 2015\6:59 PM\11
A Compelling Strategic Opportunity
Better
Together
Strengthens Franchise
Strengthens Franchise
Leverages Complementary
Business Models
Leverages Complementary
Business Models
Generates Attractive Financial
Returns
Generates Attractive Financial
Returns
Powerful combination creates high-performing regional bank with compelling shareholder returns
Better Together

Appendix Better Together

CRE 22%
Cost of Deposits = 0.18%
Cost of Deposits = 0.18%
Cost of Deposits = 0.24%
Cost of Deposits = 0.24%
Cost of Deposits = 0.15%
Cost of Deposits = 0.15%
Pro Forma Loan and Deposit Summary

Source: KEY & FNFG 3Q earnings releases
Summary (3Q15)
Summary (3Q15)
Key
First Niagara
Pro Forma
Total Average Loans = $23.4 B
Total Average Loans = $82.7 B
C&I 51%
Residential
Real Estate
22%
Other Consumer
5%
CRE 36%
C&I 25%
Residential
Real Estate
27%
Other Consumer
12%
C&I 44%
CRE 26%
Residential
Real Estate
23%
Other Consumer
7%
Commercial = 73%
Consumer = 27%
Commercial = 61%
Consumer = 39%
Commercial = 70%
Consumer = 30%
Yield on Loans = 3.7%
Yield on Loans = 3.6%
Yield on Loans = 3.7%
Better
Together
Total Average Deposits = $70.5 B
Total Average Deposits = $28.6 B
Total Average Deposits = $99.1 B
Noninterest-
Bearing
37%
Checking/
Savings/ MMDA
55%
CDs
8%
Noninterest-
Bearing
20%
CDs
14%
CDs
10%
Checking/
Savings/ MMDA
66%
Checking/
Savings/ MMDA
58%
Noninterest-
Bearing
32%
Total Average Loans = $59.3 B
Non-Time = 92%
Time = 8%
Non-Time = 86%
Time = 14%
Non-Time = 90%
Time = 10%

IMPORTANT ADDITIONAL INFORMATION AND WHERE
TO FIND IT
In
connection
with
the
proposed
merger,
KeyCorp
will
file
with
the
SEC
a
Registration
Statement
on
Form
S-4
that
will
include
the
Joint
Proxy
Statement
of
KeyCorp
and
First
Niagara
and
a
Prospectus
of
KeyCorp,
as
well
as
other
relevant
documents
concerning
the
proposed
transaction.
This
communication
does
not
constitute
an
offer
to
sell
or
the
solicitation
of
an
offer
to
buy
any
securities
or
a
solicitation
of
any
vote
or
approval.
INVESTORS
AND
SHAREHOLDERS
ARE
URGED
TO
READ
THE
REGISTRATION
STATEMENT
AND
THE
JOINT
PROXY
STATEMENT/PROSPECTUS
REGARDING
THE
MERGER
WHEN
IT
BECOMES
AVAILABLE
AND
ANY
OTHER
RELEVANT
DOCUMENTS
FILED
WITH
THE
SEC,
AS
WELL
AS
ANY
AMENDMENTS
OR
SUPPLEMENTS
TO
THOSE
DOCUMENTS,
BECAUSE
THEY
WILL
CONTAIN
IMPORTANT
INFORMATION.
A
free
copy
of
the
Joint
Proxy
Statement/Prospectus,
as
well
as
other
filings
containing
information
about
KeyCorp
and
First
Niagara,
may
be
obtained
at
the
SEC’s
Internet
site
(http://www.sec.gov).
You
will
also
be
able
to
obtain
these
documents,
free
of
charge,
from
KeyCorp
at
investor.key.com
or
from
First
Niagara
by
accessing
First
Niagara’s
website
at
www.firstniagara.com.
Copies
of
the
Joint
Proxy
Statement/Prospectus
can
also
be
obtained,
free
of
charge,
by
directing
a
request
to
KeyCorp
Investor
Relations
at
Investor
Relations,
KeyCorp,

Public
Square,
Mailcode
OH-01-27-0737,
Cleveland,
Ohio
44114-1306,
by
calling
(216)
689-3000,
or
by
sending
an
e-mail
to
investor_relations@keybank.com
or
to
First
Niagara
Investor
Relations
at

Exchange
Street,
Suite
618,
Buffalo,
New
York
14210,
by
calling
(716)
819-5669
or
by
sending
an
e-mail
to
investor@fnfg.com.
In
addition,
KeyCorp
and
First
Niagara
use
their
respective
Investor
Relations
websites
and
social
media
outlets
as
channels
of
distribution
of
material
company
information.
Such
information
is
accessible
on
KeyCorp’s
and
First
Niagara’s
Investor
Relations
websites,
as
well
as
on
their
respective
Facebook
pages
and
through
their
Twitter
accounts
and
LinkedIn
accounts.
KeyCorp
and
First
Niagara
and
certain
of
their
respective
directors
and
executive
officers
may
be
deemed
to
be
participants
in
the
solicitation
of
proxies
from
the
respective
shareholders
of
KeyCorp
and
First
Niagara
in
respect
of
the
transaction
described
in
the
Joint
Proxy
Statement/Prospectus.
Information
regarding
KeyCorp’s
directors
and
executive
officers
is
contained
in
KeyCorp’s
Proxy
Statement
on
Schedule
14A,
dated
April
7,
2015,
which
is
filed
with
the
SEC.
Information
regarding
First
Niagara’s
directors
and
executive
officers
is
contained
in
First
Niagara’s
Proxy
Statement
on
Schedule
14A,
dated
March
23,
2015,
which
is
filed
with
the
SEC.
Additional
information
regarding
the
interests
of
those
participants
and
other
persons
who
may
be
deemed
participants
in
the
transaction
may
be
obtained
by
reading
the
Joint
Proxy
Statement/Prospectus
regarding
the
proposed
merger
when
it
becomes
available.
Free
copies
of
this
document
may
be
obtained
as
described
in
the
preceding
paragraph.
18
Better
Together